Exhibit 99
FORM 3 JOINT FILER INFORMATION

Name of
“Reporting Persons”:	InterWest Partners IX, L.P. (“IW9”) InterWest Management Partners IX, LLC (“IMP9”)

Harvey B. Cash Philip T. Gianos W. Stephen Holmes Gilbert H. Kliman Arnold L. Oronsky Thomas L. Rosch Bruce A. Cleveland Nina S. Kjellson Khaled A. Nasr Douglas A. Pepper

Address:	2710 Sand Hill Road, Suite 200 Menlo Park, CA 94025

Designated Filer:	InterWest Partners IX, L.P.

Issuer and Ticker Symbol:	Transcept Pharmaceuticals, Inc. (TSPT)

Date of Event:	September 20, 2011
Each of the following is a Joint Filer with InterWest Partners IX L.P. (“IW9”) and may be deemed to share indirect beneficial ownership in the securities set forth on the attached Form 3:
InterWest Management Partners IX, LLC (“IMP9”) is the general partner of IW9 and has sole voting and investment control over the shares owned by IW9. Harvey B. Cash, Philip T. Gianos, W. Stephen Holmes, Gilbert H. Kliman, Arnold L. Oronsky, and Thomas L. Rosch are Managing Directors of IMP9 and Bruce A. Cleveland, Nina S. Kjellson, Khaled A. Nasr, and Douglas A. Pepper are Venture Members of IMP9. Christopher B. Ehrlich, a Venture Member of IMP9 is also a Director of the Issuer, and has filed a separate Form 3 in his own name.
All Reporting Persons disclaim beneficial ownership of shares of Transcept Pharmaceuticals, Inc. stock held by IW9, except to the extent of their respective pecuniary interest therein. The filing of this statement shall not be deemed an admission that, for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise, any of the Reporting Persons are the beneficial owner of all of the equity securities covered by this statement.

Each of the Reporting Persons listed above has designated InterWest Partners IX, L.P. as its designated filer of Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder. Each Reporting Person has appointed InterWest Management Partners IX, LLC as its attorney in fact for the purpose of making reports relating to transactions in Transcept Pharmaceuticals, Inc. Common Stock.

InterWest Management Partners IX, LLC

By:	/s/ W. Stephen Holmes

W. Stephen Holmes, Managing Director

InterWest Partners IX, LP		Thomas L. Rosch, an individual
		By:	InterWest Management Partners IX, LLC,
By:	InterWest Management Partners IX, LLC		as Attorney-in-Fact
Its General Partner
		By:	/s/ Karen A. Wilson

Karen A. Wilson, Power of Attorney
By:	/s/ W. Stephen Holmes

W. Stephen Holmes, Managing Director

Harvey B. Cash, an individual		Bruce A. Cleveland, an individual
By:	InterWest Management Partners IX, LLC,	By:	InterWest Management Partners IX, LLC,
	as Attorney-in-Fact		as Attorney-in-Fact

By:	/s/ Karen A. Wilson	By:	/s/ Karen A. Wilson

	Karen A. Wilson, Power of Attorney		Karen A. Wilson, Power of Attorney

Philip T. Gianos, an individual		Nina S. Kjellson, an individual
By:	InterWest Management Partners IX, LLC,	By:	InterWest Management Partners IX, LLC,
	as Attorney-in-Fact		as Attorney-in-Fact

By:	/s/ Karen A. Wilson	By:	/s/ Karen A. Wilson

	Karen A. Wilson, Power of Attorney		Karen A. Wilson, Power of Attorney

W. Stephen Holmes, an individual		Khaled A. Nasr, an individual
By:	InterWest Management Partners IX, LLC,	By:	InterWest Management Partners IX, LLC,
	as Attorney-in-Fact		as Attorney-in-Fact

By:	/s/ W. Stephen Holmes	By:	/s/ Karen A. Wilson

	W. Stephen Holmes		Karen A. Wilson, Power of Attorney

Gilbert H. Kliman, an individual		Douglas A. Pepper, an individual
By:	InterWest Management Partners IX, LLC,	By:	InterWest Management Partners IX, LLC,
	as Attorney-in-Fact		as Attorney-in-Fact

By:	/s/ Karen A. Wilson	By:	/s/ Karen A. Wilson

	Karen A. Wilson, Power of Attorney		Karen A. Wilson, Power of Attorney

Arnold L. Oronsky, an individual
By:	InterWest Management Partners IX, LLC,
as Attorney-in-Fact

By:	/s/ Karen A. Wilson Karen A. Wilson, Power of Attorney